UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 1, 2011
Date of Report
(Date of earliest event reported)

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9750	38-2478409
(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY 10021
(Address of principal executive offices)

(212) 606-7000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

If and to the extent required by applicable rule or regulation, the information contained under Item 8.01 below is hereby incorporated by reference into this Item 2.04.

Item 8.01 Other Events

On April 1, 2011, Sotheby’s (the “Company”) issued a press release announcing that pursuant to the terms of the indenture governing its $200,000,000 3.125% convertible senior notes due 2013 (the “Notes”), the Notes will be convertible at the option of the holders beginning on April 1, 2011 and ending on June 30, 2011 as a result of the closing sale price of Sotheby’s common stock on the New York Stock Exchange exceeding $44.20 (130% of the conversion price for the Notes in effect on December 31, 2010) for 20 trading days in the 30 consecutive trading days ending on March 31, 2011.

Pursuant to the terms of the indenture governing the Notes, Sotheby’s will deliver to converting note holders, solely cash, solely shares of its common stock, or a combination of cash and common stock, at its election, in respect of each $1,000 principal amount of Notes being converted. It is Sotheby’s current intent and policy to settle up to the principal amount of the Notes in cash.

A copy of the press release, dated April 1, 2011, announcing the conversion event is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
No.	Description
99.1	Press release dated April 1, 2011 regarding conversion event

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2011	SOTHEBY’S

	By:	/s/ Kevin M. Delaney
	Name:	Kevin M. Delaney
	Title:	Senior Vice President, Controller
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release dated April 1, 2011 regarding conversion event